Sabre Corporation
2019 ANNUAL REPORT
List of Subsidiaries

The following are subsidiaries of Sabre Corporation as of December 31, 2019 and the states or jurisdictions in which they are organized. Except as otherwise specified, in each case Sabre Corporation owns, directly or indirectly, all of the voting securities of each subsidiary.

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-owned)
Abacus Distribution Systems (Cambodia) Pte Ltd	Cambodia
Airline Technology Services Mauritius Ltd.	Mauritius
Airpas Aviation GmbH	Germany
Asiana Sabre Inc.	Korea, Republic of	20%
EB2 Limited	United Kingdom
E-Beam Limited	United Kingdom
Elektroniczne Systemy Sprzedazy Sp. ZO.O.	Poland	40%
Excellent Management Limited	Hong Kong	20%
EZYWebwerksraden AB	Sweden
FlightLine Data Services, Inc.	Georgia
GetThere Inc.	Delaware
GetThere L.P.	Delaware
Holiday Service GmbH i.L.	Germany
IHS GmbH	Germany
IHS US Inc.	Florida
Innlink, LLC	Delaware
Laser Holdings Limited	United Kingdom
Lastminute (Cyprus) Limited	Cyprus
lastminute.com Holdings, Inc.	Delaware
lastminute.com LLC	Delaware
Lastminute.com GmbH i.L.	Germany
Last Minute Network Limited	United Kingdom
Leisure Cars Broker S.L.	Spain
Leisure Cars European Services GmbH	Switzerland
Leisure Cars GmbH i.L.	Germany
Leisure Cars Group Limited	United Kingdom
Leisure Cars Holdings Limited	United Kingdom
Leisure Cars International Limited	United Kingdom
Leisure Cars UK & Ireland Limited	United Kingdom
Marlins Acquisition Corp	Delaware
Nexus World Services, Inc.	Delaware
PRISM Group, Inc.	Maryland
PRISM Technologies, LLC	New Mexico
PT Sabre Travel Network Indonesia	Indonesia	5%
Radixx Solutions International, Inc.	Delaware
RSI Midco, Inc.	Delaware
Sabre (Australia) Pty Ltd	Australia
Sabre (Thailand) Holdings LLC	Delaware
Sabre Airline Solutions GmbH	Germany
Sabre AS (Luxembourg) S.a r.l.	Luxembourg
Sabre Asia Pacific Pte. Ltd.	Singapore
Sabre Australia Technologies I Pty. Ltd.	Australia
Sabre Austria GmbH	Austria
Sabre Belgium SA	Belgium
Sabre Bulgaria AD	Bulgaria	60%
Sabre Canada Inc.	Canada
Sabre China Sea Technologies Ltd.	Labuan
Sabre Colombia Ltda.	Colombia
Sabre Computer Reservierungssystem GmbH	Austria

Sabre Danmark ApS	Denmark
Sabre Decision Technologies International, LLC	Delaware
Sabre Deutschland Marketing GmbH	Germany
Sabre Digital Limited	United Kingdom
Sabre EMEA Marketing Limited	United Kingdom
Sabre Espana Marketing, S.A.	Spain
Sabre Finance (Luxembourg) S.a.r.l.	Luxembourg
Sabre France Sarl	France
Sabre GLBL Inc.	Delaware
Sabre Global Services S.A.	Uruguay
Sabre Global Technologies, Limited	United Kingdom
Sabre Headquarters, LLC	Delaware
Sabre Hellas Computer Reservation Systems Services Societe Anonyme	Greece
Sabre Holdings (Luxembourg) S.a.r.l.	Luxembourg
Sabre Holdings Corporation	Delaware
Sabre Holdings GmbH	Germany
Sabre Hospitality Solutions GmbH	Germany
Sabre Iceland ehf.	Iceland
Sabre Informacion S.A. de C.V.	Mexico
Sabre International (Bahrain) W.L.L.	Bahrain
Sabre International (Luxembourg) S.a.r.l.	Luxembourg
Sabre International B.V.	Luxembourg
Sabre International Holdings, LLC	Delaware
Sabre International Newco, Inc.	Delaware
Sabre International, LLC.	Delaware
Sabre Ireland Limited	Ireland
Sabre Israel Travel Technologies LTD.	Israel
Sabre Italia S.r.l.	Italy
Sabre Limited	New Zealand
Sabre Marketing Nederland B.V.	Netherlands
Sabre Marketing Pte. Ltd.	Singapore
Sabre Mexico LLC	Delaware
Sabre Netherlands Holdings B.V.	Netherlands
Sabre Norge AS	Norway
Sabre Pakistan (Private) Limited	Pakistan
Sabre Polska Sp. Z.o.o.	Poland
Sabre Portugal Servicios Lda	Portugal
Sabre Rocade AB	Sweden
Sabre Rocade Assist	Sweden
Sabre Seyahat Dagitim Sisternleri A.S.	Turkey	60%
Sabre Sociedad Technologica S de RL de CV	Mexico
Sabre South Pacific I	Australia
Sabre Suomi Oy	Finland
Sabre Sverige AB	Sweden
Sabre Technology Holdings Pte. Ltd.	Singapore
Sabre Technology Holland II B.V.	Netherlands
Sabre Travel International Limited	Ireland
Sabre Travel Network Asia Pacific	Singapore
Sabre Travel Network (Australia) Pty Ltd.	Australia
Sabre Travel Network (Bangladesh) Limited	Bangladesh	49%
Sabre Travel Network (Brunei) Sdn Bhd	Brunei Darussalam	15%
Sabre Travel Network (Central Asia) LLP	Kazakhstan
Sabre Travel Network (Hong Kong) Limited	Hong Kong
Sabre Travel Network (India) Private Limited	India
Sabre Travel Network (Lao) Co., Ltd.	Lao People's Democratic Republic	40%
Sabre Travel Network (Malaysia) Sdn. Bhd.	Malaysia
Sabre Travel Network (New Zealand) Limited	New Zealand
Sabre Travel Network (Pakistan) Private Limited	Pakistan	30%
Sabre Travel Network (Philippines) Inc.	Philippines	17%
Sabre Travel Network (Thailand) Ltd.	Thailand
Sabre Travel Network Eqypt LLC	Egypt	60%
Sabre Travel Network Jordan LLC	Jordan

Sabre Travel Network Lanka (Private) Limited	Sri Lanka	60%
Sabre Travel Network Middle East W.L.L.	Bahrain	60%
Sabre Travel Network Romania S.R.L.	Romania
Sabre Travel Network Southern Africa (Proprietary) Limited	South Africa
Sabre Travel Network Taiwan Ltd.	Taiwan	4.39%
Sabre Travel Technologies (Private) Limited	India
Sabre UK Marketing Ltd.	United Kingdom
Sabre Ukraine Limited	United Kingdom	30%
Sabre Ukraine LLC	Ukraine
Sabre Vietnam JSC	Vietnam	24%
Sabre Zenon Cyprus Limited	Cyprus
SabreMark G.P., LLC	Delaware
SabreMark Limited Partnership	Delaware
Switch Automated Booking Services Co WLL	Kuwait	49%
TG India Holdings Company	Cayman Islands
TG India Management Company	Cayman Islands
Travelocity Global Technologies Private Limited	India
TravLynx LLC	Florida
TVL GmbH	Germany
TVL Australia Pty Ltd	Australia
TVL Common, Inc.	Delaware
TVL Europe	United Kingdom
TVL Holdings I, LLC	Delaware
TVL Holdings, Inc.	Delaware
TVL International B.V.	Netherlands
TVL LLC	Delaware
TVL LP	Delaware
TVL Sabre GmbH	Germany
TVL Travel Limited	United Kingdom
Zuji Holdings Ltd.	Cayman Islands